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                                                                    EXHIBIT 21.1

               SUBSIDIARIES OF FISHER & PAYKEL INDUSTRIES LIMITED

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Subsidiaries                                                  Jurisdiction
Fisher & Paykel Limited..................................     New Zealand

Fisher & Paykel Finance Limited..........................     New Zealand

Fisher & Paykel Healthcare Limited.......................     New Zealand

Fisher & Paykel Healthcare Properties Limited............     New Zealand

Fisher & Paykel Holdings, Inc............................     California

Fisher & Paykel (Singapore) Pte Limited..................     Singapore

Fisher & Paykel Production Machinery Limited.............     New Zealand

Fisher & Paykel Healthcare Limited.......................     United Kingdom

Fisher & Paykel Healthcare Pty Limited...................     Australia

Consumer Finance Limited.................................     New Zealand

Equipment Finance Limited................................     New Zealand

Fisher & Paykel Appliances, Inc..........................     California

Fisher & Paykel Healthcare, Inc..........................     California

Fisher & Paykel Healthcare SAS...........................     France

Fisher & Paykel Healthcare GmbH & Co KG..................     Germany

Fisher & Paykel Australia Holdings Limited...............     Australia

Fisher & Paykel Australia Pty Limited....................     Australia

Fisher & Paykel Manufacturing Pty Limited................     Australia
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